Exhibit 21

                         Subsidiaries of the Registrant


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                                   Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT


                                                              Subsidiary
                                             Percent           State of
                                               of           Incorporation
Parent               Subsidiary             Ownership       or Organization
------               ----------             ---------       ---------------

Home Bancorp         Home Loan Bank fsb        100%            Federal